Exhibit 3.1

APTARGROUP, INC.

a Delaware Corporation

AMENDED AND RESTATED

BY-LAWS

Effective October 11, 2023

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1.1 Place of Meeting. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as is fixed in the notice of the meeting.

Section 1.2 Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated by-laws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “By-Laws”) shall be held on a date specified by the Board of Directors and at the time and place specified by the Board of Directors. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders. The Board of Directors may postpone, reschedule or cancel any annual meeting of the stockholders for any reason.

Section 1.3 Special Meeting. Special meetings of stockholders may be called only in the manner provided in the Certificate of Incorporation. The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders for any reason.

Section 1.4 Notice of Meetings; Remote Meetings. Notice of the date, time and place of each annual and each special meeting of the stockholders shall be given to each of the stockholders entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting by mailing the same in a postage prepaid wrapper addressed to each such stockholder at his or her address as it appears on the books of the Corporation, or by delivering the same personally to any such stockholder, in lieu of such mailing, at least ten (10) days prior to, and not more than sixty (60) days before such meeting by or at the direction of the Chair of the Board, the Chief Executive Officer, the Board or the Secretary, and meetings may be held without notice if all of the stockholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such stockholders not present in person or by proxy, before or after the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the Delaware General Corporation Law (the “DGCL”). Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For the purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The notice of each special meeting of the stockholders shall set forth the purposes thereof and the business transacted at all special meetings of stockholders shall be confined to the purposes stated in the notice thereof.

The Board of Directors, acting in its sole discretion, may determine that any meeting of the stockholders will not be held at any place but will be held solely by means of remote communication, and may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law or regulation for participation in a stockholder meeting by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a stockholder meeting held by means of remote communication may be deemed present in person, may participate in the meeting and may vote, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement measures to provide such stockholders and proxyholders an opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation or a delegate thereof.

Section 1.5 Setting of Record Date. The Board of Directors shall have the power to fix a record date which (i) in the case of any meeting of stockholders, shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of the payment of any dividend, the allotment of rights, the exercise of any rights in respect of any change or conversion or exchange of capital stock, shall be not more than sixty (60) days before such action or (iii) (in the event the Certificate of Incorporation is amended to permit action to be taken by stockholders by consent) in the case of obtaining the consent of stockholders for any purpose, shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date shall be used by the Corporation for the determination of the stockholders entitled (a) to notice of and to vote at any meeting of stockholders, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination of the stockholders entitled to vote, (b) to receive payment of any dividend or allotment of rights, (c) to exercise the right in respect of any change, conversion or exchange of capital stock or (d) to give any consent of stockholders, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 1.6 Organization. At each meeting of the stockholders, the Chief Executive Officer, or in the case of vacancy in office or absence of the Chief Executive Officer, the Chair of the Board, or in the case of vacancy in office or absence of the Chair of the Board, a director chosen by a majority of the directors present, shall act as chair, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chair, shall act as secretary.

Section 1.7 Voting at Stockholders’ Meetings; Proxies. At each meeting of the stockholders, every stockholder having the right to vote thereat shall be entitled to vote in person, by means of remote communication (if any) or by proxy. Stockholders shall have the voting rights specified in the Certificate of Incorporation. The Board of Directors, in its discretion, or the chair presiding at a meeting of stockholders, in such chair’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

Section 1.8 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of the stockholders the presence, in person or by proxy, of the holders of shares of stock of the Corporation entitled to cast at least a majority of the votes which the outstanding stock entitled to vote thereat is entitled to cast on a particular matter shall be requisite and shall constitute a quorum entitled to take action with respect to that vote on that matter. If at any meeting of stockholders there shall be less than a quorum so present, the stockholders present in person or by proxy and entitled to vote thereat on such matter may without further notice, except as required by law, adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned. Regardless of whether a quorum is present, the chair of a meeting of the stockholders or the Board of Directors may adjourn the meeting for any reason. At an adjourned meeting of the stockholders at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notice need not be given of any such adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned meeting, are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-Laws. If the adjournment is for more than thirty (30) days or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 1.9 List of Stockholders. The Secretary shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.10 Advance Notice of Stockholder Nominations. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual or special meeting of the stockholders only (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice as provided for in Section 1.5 through the date of such annual meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.10, or (iv) as otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof). For nominations or other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) above, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the DGCL and a proper matter for consideration at such meeting under the Certificate of Incorporation and these By-Laws.

To be timely, (1) in the case of special meetings of the stockholders, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; and

(2) in the case of all annual meetings of stockholders, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided further, however, that in the event that the date of the annual meeting is more than thirty (30) days prior to or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting. In no event shall the adjournment, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice. The number of individuals a stockholder may nominate for election at a meeting of the stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.10. Except as otherwise provided by law, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these By-Laws, and, if the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair of the meeting shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Persons nominated by stockholders to serve as directors of the Corporation who have not been nominated in accordance with this Section 1.10 shall not be eligible to serve as directors. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.10. The chair of the meeting (or the Board of Directors in advance of any meeting) shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chair (or the Board of Directors) shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(i)            A stockholder’s notice shall set forth:

(a)            as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(1)            the name, age, business address and residence address of such Proposed Nominee;

(2)            the principal occupation and employment of such Proposed Nominee;

(3)            a written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request);

(4)            such Proposed Nominee’s executed written consent to being named in the proxy statement and form of proxy for the meeting of the stockholders as a nominee;

(5)            such Proposed Nominee’s written representation and agreement, in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request), that such Proposed Nominee: (I) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) would, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these By-Laws all of the Corporation’s applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and all other guidelines and policies applicable generally to the Corporation’s directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such stockholder) and all applicable fiduciary duties under state law and, if elected as a director of the Corporation, currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (IV) intends to serve a full term if elected as a director of the Corporation; and (V) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(6)            all information relating to such Proposed Nominee or Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filings required to be made by such stockholder or any Stockholder Associated Person (as defined below) in connection with the solicitation of proxies for a director election where the number of nominees for election exceeds the number of directors to be elected, or may otherwise be required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(7)            a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three (3) years, and any other material relationships, between or among the Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and the stockholder giving notice and any Stockholder Associated Person (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder giving notice and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and

(8)            a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(b)            as to any other business that the stockholder proposes to bring before the meeting of the stockholders:

(1)            a brief description of the business desired to be brought before the meeting;

(2)            the reasons for conducting such business at the meeting;

(3)            the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); and

(4)            a complete and accurate description of any material interest in such business of the stockholder giving notice and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to the Proxy Rules;

(c)            as to the stockholder giving notice, any Proposed Nominee and any Stockholder Associated Person:

(1)            the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of any Stockholder Associated Person;

(2)            the class, series and number of shares of each class or series of capital stock (if any) of the Corporation which are, directly or indirectly, owned beneficially and/or of record (specifying the type of ownership) by such stockholder, Proposed Nominee and Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), and the date or dates on which such shares were acquired and the investment intent of such acquisition;

(3)            the name of each nominee holder for, and number of, any Corporation securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities;

(4)            short interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(5)            a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) (including any derivative or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) (each, a “Derivative Instrument”), that have been entered into by, or on behalf of, such stockholder, Proposed Nominee or Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation;

(6)            any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(7)            any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(8)            any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate (as defined below) thereof, other than an interest arising from the ownership of the Corporation’s securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(9)            a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (I) between or among the stockholder giving notice and any Stockholder Associated Person or (II) between or among the stockholder giving notice or any Stockholder Associated Person and any other person or entity (naming each such person or entity) in each case, relating to the Corporation or its securities or the voting thereof, including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person, directly or indirectly, has the right to vote any shares of any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, formal or informal, written or oral, that such stockholder or any Stockholder Associated Person has reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by the proposing stockholder or any Stockholder Associated Person;

(10)          a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder, Proposed Nominee or Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled;

(11)          a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder, Proposed Nominee or any Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate (as defined below) of the Corporation;

(12)          any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person;

(13)          any direct or indirect interest of such stockholder or any Stockholder Associated Person in any agreement, arrangement or understanding with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(14)          a description of any material interest of such stockholder or any Stockholder Associated Person in the election of any Proposed Nominee; and

(15)          a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.10;

(d)            as to the stockholder giving notice and any Stockholder Associated Person:

(1)            a representation from such stockholder or any Stockholder Associated Person as to whether such stockholder or Stockholder Associated Person intends or is part of a group which intends to (I) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (II) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(2)            whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;

(3)            a description of the investment strategy or objective, if any, of such stockholder and any Stockholder Associated Person who is not an individual;

(4)            all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D; and

(5)            a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation;

(e)            a representation from the stockholder giving notice that (1) such stockholder (I) is a holder of record of stock of the Corporation entitled to vote at the meeting, (II) intends to vote such stock at the meeting and (III) intends to appear in person or by proxy at the meeting to nominate any Proposed Nominees or bring such business before the meeting; and (2) an acknowledgement that, if such stockholder does not appear to present such Proposed Nominee or business at the meeting, the Corporation need not present such Proposed Nominee or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and

(f)            all other information relating to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such stockholder, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (a) through (f) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving notice solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

(ii)            In addition to the information required in Section 1.10(i) above, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder giving notice within ten (10) days after it has been requested by the Corporation.

(iii)          Notwithstanding the foregoing provisions of this Section 1.10, if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting of stockholders does not appear at the meeting to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iv)          The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following such request.

(v)           A stockholder providing notice under this Section 1.10 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall (I) be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven (7) business days prior to the date of the meeting, if practicable or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof), (II) be made only to the extent that information has changed since such stockholder’s prior submission and (III) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 1.10(v) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.10 and shall not extend the time period for the delivery of notice pursuant to this Section 1.10. If a stockholder giving notice fails to provide any update in accordance with the foregoing provisions, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.10.

(vi)          If any information submitted pursuant to this Section 1.10 by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these By-Laws. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.10(i)(d)(1)(I)) within two (2) business days of becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request by the Secretary of the Corporation, the Board of Directors or any committee thereof, any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may reasonably be specified in such request), (a) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.10, and (b) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 1.10 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.10.

(vii)         Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein, provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.

(viii)        Notwithstanding anything herein to the contrary, if (a) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (b) (1) such stockholder or Stockholder Associated Person subsequently (I) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (II) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (I) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these By-Laws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (II) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(ix)          As used in these By-Laws, (a) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (b) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (c) “Stockholder Associated Person” shall mean, with respect to a stockholder giving notice and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (1) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (3) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (4) any person that directly, or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person,(5) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (6) any member of the immediate family of such stockholder or beneficial owner(s) sharing the same household, (7) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person and (8) any Proposed Nominee; and (d) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.

Section 1.11 Required Vote for Directors. Except as otherwise required by law or by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast in person or represented by proxy and entitled to vote on the election of directors with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that each director shall be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors for any meeting for the election of directors for which (i) the Secretary receives a notice that a stockholder has nominated one or more candidates for election to the Board of Directors in compliance with the requirements set forth in these By-Laws and (ii) such nomination has not yet been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date that the Corporation first mails its notice of meeting for such election. For purposes of this Section 1.11, “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

Section 1.12 Conduct of Meetings. The Board of Directors may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chair of any meeting of the stockholders shall have the right and authority to prescribe rules, regulations and procedures and to take all acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include or address, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) maintenance of order at the meeting and the safety of those present; (iv) compliance with state and local laws and regulations, including those concerning safety and security; (v) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (vi) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vii) limitations on the time allotted to questions or comments by participants; (viii) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (ix) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place announced at the meeting; (x) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (xii) any rules, regulations or procedures as the chair of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13 Inspectors of Election. In advance of any meeting of the stockholders of the Corporation, the Chair of the Board, the Chief Executive Officer or the Board of Directors, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE II
DIRECTORS

Section 2.1 Number of Directors. Subject to any rights of the holders of the Preferred Stock or any series thereof to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be such number as shall from time to time be fixed by resolution adopted by directors constituting not less than seventy percent (70%) of the whole Board of Directors.

Section 2.2 Chair of the Board. At each regular annual meeting of the Board of Directors, a majority of the members of the Board of Directors shall select one of its members as Chair of the Board. The Chair of the Board shall hold such position until the first regular annual meeting of the Board of Directors following such selection or until the Chair’s successor is selected and qualifies, provided that the Chair may be removed at any time as Chair of the Board, with or without cause, by the affirmative vote therefor of a majority of the whole Board of Directors.

Section 2.3 Vacancies and Newly Created Directorships. Subject to any rights of the holders of the Preferred Stock or any series thereof to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law or by resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors, be filled only by a resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die, become disqualified or be removed. Notwithstanding the foregoing, in the event that at the time of the existence of an unfilled newly created directorship or any such vacancy there are unfilled newly created directorships and/or vacancies constituting more than thirty percent (30%) of the whole Board of Directors, a majority of the directors then serving on the Board of Directors shall have the authority to fill enough of such unfilled newly created directorships and/or vacancies so that, after giving effect thereto, there will be the minimum number of directors serving on the Board of Directors necessary to constitute seventy percent (70%) of the whole Board of Directors.

Section 2.4 Powers, Qualifications and Removal. The business of the Corporation shall be managed by or under the direction of the Board of Directors. Any director may tender his or her resignation at any time. Subject to any rights of the holders of the Preferred Stock or any series thereof, any director or the entire Board of Directors may be removed at any time, but only for cause.

Section 2.5 Regular and Special Meetings of the Board. The Board of Directors may hold its meetings, whether organizational, regular or special, either within or without the State of Delaware. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving three (3) days’ notice to each director, either personally or by facsimile telecommunication, or five (5) days’ written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice. Special meetings of the Board shall be held whenever called in writing by the Chair of the Board, Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer or any three (3) directors. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his or her residence or usual place of business at least three (3) days before the meeting, or mailed to such director’s residence or usual place of business at least five (5) days before the meeting; provided, however, that less than twenty-four (24) hours’ notice may be provided if the person or persons calling such special meeting deem it necessary or appropriate under the circumstances. Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting.

Section 2.6 Organization. At every meeting of the Board, the Chair of the Board or, in the case of vacancy in such position or absence of the Chair of the Board, one of the following officers present in the order stated: the Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer, the Vice Presidents in their order of rank and seniority, or a chair chosen by a majority of the directors present, shall preside, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chair of the meeting, shall act as secretary.

Section 2.7 Quorum and Adjournment. At all meetings of the Board a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business except as may otherwise be specifically provided in the Certificate of Incorporation or in these By-Laws; provided, that if a quorum of directors shall not be present at any duly called or regular meeting thereof, the directors present may adjourn said meeting from time to time for a period of not exceeding two (2) weeks in the aggregate and notice of any such adjourned meeting shall not be necessary unless an adjournment was taken sine die.

Section 2.8 Executive Committee. There shall be a committee of the Board of Directors designated as the Executive Committee, to consist of three (3) or more of the directors, as shall from time to time be appointed by resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors. Except as otherwise limited by resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors or by law, the Certificate of Incorporation or these By-Laws, the Executive Committee shall have and may exercise, when the Board is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not, except to the extent both permitted by law and expressly so authorized in a resolution of directors constituting not less than seventy percent (70%) of the whole Board of Directors, have power (i) to fill vacancies in the Board, (ii) to change the membership of or to fill vacancies in the Executive Committee, (iii) to remove or replace the chair of the Executive Committee, (iv) to authorize the Corporation to sell, lease or otherwise dispose of assets of the Corporation, (v) to authorize the Corporation to liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, (vi) to authorize the Corporation to acquire any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, (vii) to adopt a bonus or other compensation plan in which directors or officers of the Corporation are eligible to participate, (viii) to authorize the Corporation to create, incur, assume or suffer to exist any indebtedness or (ix) to amend these By-Laws. An affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors shall be required to change the size, membership or powers of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. A member of the Executive Committee shall be appointed chair of the Executive Committee by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors and shall preside at all meetings of the Executive Committee; provided that in the case of vacancy in such position or absence of the chair of the Executive Committee at the time of any such meeting, a member of the Executive Committee selected by a majority of the members of the Executive Committee shall preside at such meeting.

Section 2.9 Audit Committee. There shall be a committee of the Board of Directors designated as the Audit Committee, to consist of not fewer than three members of the Board as shall from time to time be appointed by resolution of the Board. No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Audit Committee. The Audit Committee shall review and, as it shall deem appropriate, approve internal accounting and financial controls for the Corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the Corporation. The Audit Committee shall engage independent public accountants to audit the annual financial statements of the Corporation and its subsidiaries and shall arrange with such accountants the scope of the audit to be undertaken by such accountants. The Board shall have the power at any time to change the membership of the Audit Committee, to fill vacancies in it, or to dissolve it. The Audit Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Audit Committee shall constitute a quorum.

Section 2.10 Compensation Committee. There shall be a committee of the Board of Directors designated as the Compensation Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors. No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Compensation Committee. The Compensation Committee shall make such determinations and perform such other duties as are expressly delegated to it from time to time pursuant to the terms of any stock option, equity bonus or other employee benefit plan of the Corporation, and make such recommendations to the Board regarding other compensation of officers and employees of the Corporation as it deems appropriate. The Board shall have the power at any time to change the size, membership or powers of the Compensation Committee, to fill vacancies in it, or to dissolve it; provided, however, that an affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors shall be required to take any such action. The Compensation Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Compensation Committee shall constitute a quorum.

Section 2.11 Corporate Governance Committee. There shall be a committee of the Board of Directors designated as the Corporate Governance Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors. The Corporate Governance Committee shall (i) identify, evaluate and recommend individuals qualified to be directors of the Corporation to the Board for either appointment to the Board or to stand for election at a meeting of the stockholders, (ii) review and recommend to the Board appropriate compensation for the Corporation’s directors and (iii) develop and recommend to the Board corporate governance principles for the Corporation. The Board shall have the power at any time to change the membership or powers of the Corporate Governance Committee, to fill vacancies in it, or to dissolve it; provided, however, that an affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors shall be required to take any such action. The Corporate Governance Committee may make rules for the conduct of its business (including, without limitation, rules as to whether and on what basis, if any, it will consider suggestions regarding candidates for election submitted by stockholders) and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Corporate Governance Committee shall constitute a quorum.

Section 2.12 Other Committees; Designation of Replacement Members of Committees. The Board of Directors may also, by resolution or resolutions passed by the affirmative vote therefor of directors constituting at least seventy percent (70%) of the whole Board of Directors, designate one or more other committees, which, to the extent provided in said resolution or resolutions, shall have and may exercise, when the Board is not in session, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless directors constituting at least seventy percent (70%) of the whole Board of Directors shall otherwise provide. The Board of Directors shall have power, through the affirmative vote of directors constituting at least seventy percent (70%) of the whole Board of Directors, at any time to fill vacancies in, to change the size membership or powers of, or to dissolve any such committee. The Board of Directors may designate in advance a person to replace a specified director as a member of any committee of the Board of Directors in the event that such director shall for any reason cease to be a member of such committee. The vote of the Board of Directors required to designate in advance a person for such purpose shall be the same as that which is required under these By-Laws to appoint a member of such committee. In the event that any member of any committee of the Board of Directors shall for any reason cease to be a member of such committee, the person designated in advance to replace such member, if any, shall, without any further action on the part of the Board of Directors and so long as such person is at that time a member of the Board of Directors, become a member of such committee. Such person shall also assume the chairship of such committee if held by the member such person is replacing immediately prior to such member ceasing to be a member of such committee.

Section 2.13 Compensation of Directors. By resolution of the Board of Directors, the directors shall be paid their reasonable expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated in these By-Laws or by the Board pursuant to these By-Laws and, by resolution of directors constituting at least seventy percent (70%) of the whole Board of Directors, may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both, or may be paid other compensation (in cash, stock or other form) for acting as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided however that directors who are also salaried officers of the Corporation or any subsidiary of the Corporation shall not receive fees or salaries as directors.

Section 2.14 Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board or such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 2.14 shall constitute presence in person at the meeting.

Section 2.15 Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 2.16 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE III
OFFICERS

Section 3.1 Designation, Term, Vacancies. The officers of the Corporation shall be a Chief Executive Officer, a Vice-Chair of the Board, a President, a Chief Operating Officer, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two (2) or more offices.

At each regular annual meeting of the Board of Directors, the Board shall, at its discretion, elect the Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer, the Secretary, the Treasurer and, at their discretion, such Vice-Presidents as the Board shall determine, all of whom shall hold office until the first regular annual meeting of the Board of Directors following their appointment or until their successors are appointed and qualify, provided that they, or any of them, may be removed at any time, with or without cause, by the affirmative vote therefor of a majority of the whole Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.2 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall exercise such other powers as may from time to time be delegated to the Chief Executive Officer by these By-Laws or by resolution of the Board of Directors. Subject to the Board of Directors, the Chief Executive Officer shall have general charge of the entire business of the Corporation. The Chief Executive Officer may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires. The Chief Executive Officer shall have the usual powers and duties vested in a chief executive officer of a corporation. He or she shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors, and make new appointments to fill vacancies. The Chief Executive Officer may delegate any of his or her powers to the Vice-Chair of the Board, the President, the Chief Operating Officer or a Vice-President of the Corporation. The Chief Executive Officer shall at all times be subject to the direction of the Board of Directors.

Section 3.3 Vice-Chair of the Board. The Vice-Chair of the Board shall have such of the Chief Executive Officer’s powers and duties as the Chief Executive Officer may from time to time delegate to him or her and shall exercise such other powers as may from time to time be delegated to the Vice-Chair of the Board by these By-Laws or by resolution of the Board of Directors. The Vice-Chair of the Board may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous specific authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.

Section 3.4 President. The President shall have such powers as may from time to time be delegated to the President by these By-Laws or by resolution of the Board of Directors. The President may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous specific authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.

Section 3.5 Chief Operating Officer. The Chief Operating Officer shall have such powers as may from time to time be delegated to the Chief Operating Officer by these By-Laws or by resolutions of the Board of Directors. The Chief Operating Officer may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous specific authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires.

Section 3.6 Vice-Presidents. Each Vice-President shall have such of the Chief Executive Officer’s, the Vice-Chair of the Board’s, the President’s and the Chief Operating Officer’s powers and duties as the Chief Operating Officer, the Vice Chair of the Board, the President and the Chief Operating Officer, respectively, may from time to time delegate to such Vice-President and each Vice-President shall have such other powers and perform such other duties as may be assigned to such Vice-President by these By-Laws or by resolution of the Board of Directors.

Section 3.7 Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to the Treasurer’s hands or be committed to the Treasurer’s care by the Board of Directors. Whenever necessary or proper, the Treasurer shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors, as the Board of Directors, Chief Executive Officer, Vice-Chair of the Board, President or Chief Operating Officer may designate. The Treasurer may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash accounts and such other statements respecting the affairs of the Corporation as may be required. The Treasurer shall keep proper and accurate books of account. The Treasurer shall perform all acts incident to the office of Treasurer, subject to the direction of the Board of Directors.

Section 3.8 Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument signed by another officer of the Corporation duly authorized to sign the same so requires, or when necessary to attest any proceedings of the stockholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his or her signature, provided that the seal may be affixed by the Chief Executive Officer, the Vice Chair of the Board, the President, the Chief Operating Officer or a Vice-President or other officer of the Corporation to any document executed by any of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. The Secretary shall attend to the giving and serving of notices of meetings. The Secretary shall have charge of such books and papers as properly belong to such office or as may be committed to his or her care by the Board of Directors. The Secretary shall perform such other duties as appertain to such office or as may be required by the Board of Directors.

Section 3.9 Assistant Secretary. Each Assistant Secretary shall be vested with such powers and duties as may be delegated to him or her by the President, the Chief Operating Officer or the Secretary and any act may be done or duty performed by an Assistant Secretary with like effect as though done or performed by the Secretary; and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

Section 3.10 Assistant Treasurer. Each Assistant Treasurer shall be vested with such powers and duties as may be delegated to him or her by the Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer or the Treasurer, and any act may be performed by an Assistant Treasurer with like effect as though done or performed by the Treasurer; and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

Section 3.11 Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

Section 3.12 Compensation. The compensation of any officer of the Corporation for serving in such capacity, other than compensation under any plan which has received stockholder approval, shall require the approval of directors constituting at least a majority of the directors serving on the Board of Directors who are not salaried officers of the Corporation or any subsidiary of the Corporation.

ARTICLE IV
STOCK

Section 4.1 Certificates of Stock. All certificates of shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws and the laws of the State of Delaware, as shall be approved by the Board of Directors, and shall be signed by the Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates for each class of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, his or her address, with the number of such shares and the date of issue, shall be entered on the Corporation’s books. All certificates surrendered shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and canceled, except in cases provided for herein.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been affixed to, any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

Section 4.2 Uncertificated Shares; Transfers of Shares. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation as provided for in these By-Laws and the laws of the State of Delaware. Transfers of certificated shares of stock shall be made upon the books of the Corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares. But the Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars or transfers, and shall not be valid unless so countersigned. Uncertificated shares of the stock of the Corporation shall be transferred on the books of the Corporation only by the person then registered in the stock records of the Corporation as the owner of such shares or by such person’s representative as determined in accordance with generally accepted securities industry practices.

Section 4.3 Stolen, Lost, Mutilated and Destroyed Certificates. The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost, mutilated or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates may, in its discretion, and as a condition precedent thereto, require the owner of such mutilated certificate to surrender the same and the owner of such stolen, lost, mutilated or destroyed certificate or certificates or his or her legal representatives to give to the Corporation, and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed.

Section 4.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS

Section 5.1 Contracts. Subject to the provisions of the Certificate of Incorporation, the Board of Directors or the Executive Committee (subject to Section 2.8) may authorize any officer or officers, fiscal agent or other agent or employee of the Corporation to enter into any contract or execute or deliver any instrument in the name of or on behalf of the Corporation and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these By-Laws, no officer, fiscal or other agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose.

Section 5.2 Loans. The Chair of the Board or any officer or agent of the Corporation when authorized by the Board of Directors or the Executive Committee may negotiate loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances, when authorized by the Board of Directors or the Executive Committee (subject to Section 2.8), may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and pledge, hypothecate or transfer as security for the payment thereof securities or other property at any time held by the Corporation. No loans shall be contracted on behalf of the Corporation and no notes or other evidences of indebtedness shall be issued in its behalf unless and except as authorized by the Board of Directors or the Executive Committee (if authorized pursuant to Section 2.8).

Section 5.3 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories in the United States or elsewhere as the Board of Directors, the Executive Committee, the Chief Executive Officer, the Vice-Chair of the Board, the President or the Chief Operating Officer may approve.

Section 5.4 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements or other evidences of indebtedness shall be signed by the Chair of the Board, Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer or a Vice-president and shall be countersigned by the Treasurer or an Assistant Treasurer of the Corporation, or by such officers as may, from time to time, be designated by resolution of the Board of Directors or the Executive Committee for that purpose. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by the Treasurer or an Assistant Treasurer or by any other officer or agent who may be designated by resolution of the Board of Directors or the Executive Committee.

Section 5.5 Safe Deposit Vaults. To the extent permitted by law, securities of the Corporation may be deposited in such safe deposit vaults in the United States or elsewhere as the Board of Directors or the Executive Committee may approve, and access to such vaults shall be only by such officer together with such additional officer or officers and/or responsible employee or employees as may from time to time be designated for the purpose by resolution of the Board of Directors.

Section 5.6 Deposit of Securities for Safekeeping. From time to time, to the extent permitted by law, the Board of Directors or the Executive Committee may deposit for safekeeping with one or more banks, trust companies or other financial institutions to be selected by them in the United States or elsewhere, any securities owned by the Corporation and not otherwise deposited or pledged as security. Any and all securities so deposited may be withdrawn from time to time only by such officer of the Corporation together with such additional officer or officers and/or responsible employee or employees as may from time to time, to the extent permitted by law, be designated for the purpose by resolution of the Board of Directors or the Executive Committee.

ARTICLE VI
GENERAL

Section 6.1 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and shall be in such form as may be approved from time to time by the Board of Directors. One or more duplicate dies for impressing such seal may be kept and used.

Section 6.2 Books and Records. Subject to the provisions of the statute under which the Corporation is organized, the Corporation may keep its books outside the State of Delaware.

The Board of Directors shall have power, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them shall be open to the inspection of the stockholders and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors.

Section 6.3 Fiscal Year. The fiscal year shall begin the first day of January in each year.

Section 6.4 Notices. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder at his or her last known post office address and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Any stockholder, director or officer may waive any notice required to be given under these By-Laws by instrument in writing signed (either before or after the holding of any meeting in respect of which the notice is required) by such stockholder, director or officer and filed with the Corporation.

Section 6.5 Stock of Other Corporations. The Chair of the Board, Chief Executive Officer, the Vice-Chair of the Board, the President, the Chief Operating Officer and each Vice-President are each individually authorized on behalf of the Corporation, in person or by proxy, to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor, and to take or participate in the taking of action by the stockholders of such corporation by consent in lieu of a meeting. The Board of Directors or the Executive Committee may also authorize any other director, officer or other person on behalf of the Corporation to take any and all of such actions, and authority may be given to exercise such authority either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors or the Executive Committee.

Section 6.6 Registration of Securities. Any stocks or securities owned by the Corporation may, if so determined by the Board of Directors or the Executive Committee, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors or the Executive Committee.

Section 6.7 Amendments. These By-Laws may be altered or amended by the holders of shares of stock of the Corporation entitled to vote with respect thereto, present in person or by proxy at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote therefor of directors constituting at least seventy percent (70%) of the whole Board of Directors, provided, however, that these By-Laws may not be altered or amended either by action of the stockholders or by action of the Board of Directors to make provisions contrary to or in conflict with or in any way modifying any provision of the Certificate of Incorporation and provided, further, that the vote of stockholders necessary to alter or amend these By-Laws shall be as provided for in the Certificate of Incorporation. For purposes of these By-Laws, “whole Board of Directors” means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

ARTICLE VII
FORUM FOR ADJUDICATION OF DISPUTES

Section 7.1 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws and (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.1.

ARTICLE VIII
EMERGENCY BY-LAWS

Section 8.1 Emergency By-Laws. Notwithstanding anything to the contrary in the Certificate of Incorporation or these By-Laws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (each, an “emergency”) and irrespective of whether a quorum of the Board of Directors or a standing committee thereof can readily be convened for action, this Article VIII shall apply.

(i)            Any director or senior executive officer of the Corporation may call a meeting of the Board of Directors or any committee thereof by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(ii)           At any meeting called in accordance with Section 8.1(i), the director or directors in attendance shall constitute a quorum. In the event that no directors are able to attend the meeting, the Designated Officers in attendance shall be deemed directors for such meeting. For purposes of this Section 8.1(ii), a “Designated Officer” means an officer who is included on a list of officers of the Corporation who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an emergency if a quorum of directors cannot otherwise be obtained, which officers have been designated by the Board of Directors prior to such time as an emergency may have occurred.

(iii)          Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Article VIII applies.

(iv)          To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these By-Laws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Article VIII is intended to, and does hereby, empower the Board of Directors with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including, without limitation, taking any action that it determines to be practical and necessary to address the circumstances of the emergency.

(v)           No director, officer or employee acting in accordance with this Article VIII or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.

(vi)          This Article VIII shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Board of Directors immediately prior to the emergency to resume management of the business of the Corporation.

(vii)         At any meeting called in accordance with Section 8.1(i), the Board of Directors may modify, amend or add to the provisions of this Article VIII in order to make any provision that may be practical or necessary given the circumstances of the emergency.

(viii)        The provisions of this Article VIII shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 8.1(v) with regard to action taken prior to the time of such repeal or change.

(ix)           Nothing contained in this Article VIII shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.2 Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 9.3 Severability. To the extent any provision of these By-Laws would be, in the absence of this Section 9.3, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these By-Laws, and all provisions of these By-Laws shall be construed so as to give effect to the intent manifested by these By-Laws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.